Exhibit 16.1

                     Letter from Mark Bailey & Company, Ltd.



February 1, 2011


Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549


Dear Sirs:

We have read the statements made by the Company in Item 4.01 of its Current Report on Form 8-K dated January 31, 2011. We agree with the statements concerning our firm in such Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


Sincerely,


/s/ Mark Bailey & Company, Ltd.